SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2006

JACUZZI BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557	22-3568449
(Commission File Number)	(IRS Employer Identification No.)

777 S. FLAGLER DRIVE, WEST
TOWER, SUITE 1100, WEST PALM
BEACH, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-3838

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On March 23, 2006, Jacuzzi Brands, Inc. (“Jacuzzi Brands”) and USI American Holdings, Inc. (“USI” and together with Jacuzzi Brands are referred to as the “Seller”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with United Pacific Industries Limited (“UPI”) to sell 3,543,281 shares of common stock (the “Shares”) of Spear & Jackson, Inc. (“SJI”) owned by the Seller to UPI for US$1.40 per share for an aggregate purchase price of US$4,960,593.40. Such Shares constitute all of the shares of SJI owned by the Seller. The summary set forth herein of certain provisions of the Stock Purchase Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which has been attached hereto as an Exhibit and is incorporated herein by reference.

     The representations, warranties and covenants made by the Seller and UPI are typical for this type of transaction, and include a covenant that restricts the Seller from soliciting or negotiating with a third party between the signing date of the Stock Purchase Agreement and the closing date of the transaction. Jacuzzi Brands has also agreed that in connection with the closing of the transaction, it will, among other things, cause UPI’s designees and one designee of the Seller to be elected to the Board of Directors of SJI and will use commercially reasonable best efforts so that such UPI designees are in sufficient numbers to give UPI a majority of the Board of Directors of SJI. UPI has also agreed that it or any of its affiliates will not purchase any additional shares of common stock of SJI during the period from the signing date of the Stock Purchase Agreement through one year following the closing at a price less than US$1.40 per share.

     The purchase of the Shares by UPI contemplated by the Stock Purchase Agreement is subject to the receipt of a number of closing conditions, including approval by UPI’s shareholders and the United Kingdom Pensions Regulator and receipt of certain other regulatory approvals as well as other customary closing conditions.

     The Stock Purchase Agreement may be terminated by the parties upon the occurrence of certain events. In addition to customary and usual termination rights, other events of termination include (i) by either the Seller or UPI if the Closing shall not have been consummated prior to or on July 31, 2006, (ii) by either party if the other has breached or failed to perform in any material respect any representations, warranties, covenants, agreements or other obligations contained in the Stock Purchase Agreement which cannot be cured or have not been cured within 15 days after receipt of notice of breach or failure to perform or (iii) by the Seller or UPI if certain conditions shall have been rendered impossible to satisfy and have not been waived by the party entitled to the benefit thereof.

      Closing is expected to occur no later than July 2006.

     The Shares are subject to an existing Registration Rights Agreement dated as of September 6, 2002 between SJI and the Seller (the “Registration Rights Agreement”). The summary set forth herein of certain provisions of the Registration Rights Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which has been previously filed as Exhibit 10.3 to SJI’s Report on Form 8-K filed September 9, 2002, and is incorporated herein by reference.

     Pursuant to the Registration Rights Agreement, SJI has granted the Seller certain “demand” and “piggyback” registration rights in the event the Seller should determine to sell any of their Shares under circumstances requiring the registration of such sale under the Securities Act of 1933, as amended. The rights of the Seller pursuant to the Registration Rights Agreement will be assigned to UPI in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement.

     The Shares are also subject to an existing stockholders’ agreement dated as of September 6, 2002 between SJI and the Seller and certain other parties named therein (the “Stockholders’ Agreement”). The summary set forth herein of certain provisions of the Stockholders’ Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the Stockholders’ Agreement, a copy of which has been previously filed as Exhibit 10.2 to SJI’s Report on Form 8-K filed September 9, 2002, and is incorporated herein by reference.

     Pursuant to the Stockholders’ Agreement, SJI has granted to the Seller, the right to sell their Shares if another stockholder sells its securities of SJI in one or more transactions where the consideration for such shares to be sold exceeds $10,000 (“tag-along rights”). The Stockholders’ Agreement also grants to the Seller the right to maintain their percentage ownership of common stock of SJI by allowing the Seller to purchase additional shares of common stock of SJI when SJI issues such shares (“pre-emptive rights”). The rights and obligations of the Seller pursuant to the Stockholders’ Agreement will be assigned to UPI in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement.

     Brian C. Beazer, the Chairman of UPI, is a director of Jacuzzi Brands and holds approximately 24.56% of the shares of UPI. David H. Clarke, the Chairman and Chief Executive Officer of Jacuzzi Brands, is a director of UPI and holds approximately 22.88% of the shares of UPI. Mr. Clarke also holds approximately 28,350 shares of common stock of SJI, representing approximately 0.49% of the shares of SJI but the shares of SJI owned by Mr. Clarke are not being purchased at the time of the sale of the Shares by the Seller to UPI.

     Seller adopted a Plan of Disposition for the Shares on April 21, 2005 and thereafter commenced an extensive process identifying potential purchasers and obtaining indications of interest.

     Pursuant to and in accordance with the Code of Business Conduct and Ethics of Jacuzzi Brands, any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest must be disclosed to the General Counsel and the General Counsel is required to notify the Nominating and Corporate Governance Committee of any such disclosure. In accordance with the Code, Messrs. Clarke and Beazer reported their stock ownership and their respective positions as directors and Chairman and Chief Executive Officer of UPI to the General Counsel who, in turn, notified the Nominating and Corporate Governance Committee for evaluation and appropriate resolution because UPI was interested in acquiring all of the Shares of SJI owned by Jacuzzi Brands and USI. Both Messrs. Clarke and Beazer disclosed their interest to the full Board of Directors and recused themselves from participating in any discussions involving the sale of the Shares.

     The Board of Directors upon learning of UPI’s interest in purchasing the Shares delegated to the Finance Committee, comprised entirely of independent directors, without the participation of Mr. Beazer or Mr. Clarke, the authorization to analyze, review, negotiate and approve a transaction to dispose of the Shares. The General Counsel of Jacuzzi Brands, together with the assistance of independent outside counsel, continued the disposition process under the direction of the Finance Committee. The Seller received and assessed offers from numerous bidders, including UPI. The Finance Committee weighed the range of potential value for the Seller under each offer as well as the different structures proposed and the risks presented in respect of consummation of the various proposed transactions. The Finance Committee determined that the offer from UPI was superior to the other offers.

     The Finance Committee also engaged an independent financial advisor to render a fairness opinion to the effect that the sale of the Shares to UPI is fair to Jacuzzi Brands from a financial point of view.

     The purchase price for the sale of the Shares of SJI owned by Jacuzzi Brands and USI was determined pursuant to arms-length negotiations.

     The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement. The Stock Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Jacuzzi Brands. The Stock Purchase Agreement contains representations and warranties that the parties to the Stock Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Stock Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Stock Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in Jacuzzi Brands’ public disclosures.

Item 8.01. Other Events.

     On March 23, 2006, Jacuzzi issued a press release announcing the execution of the Stock Purchase Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No	Description

02.1	Stock Purchase Agreement dated as of March 23, 2006 among Jacuzzi Brands, Inc., USI American Holdings, Inc. and United Pacific Industries Limited.

99.1	Press Release issued by Jacuzzi Brands, Inc., dated March 24, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACUZZI BRANDS, INC.

Date: March 27, 2006	By:	/s/ Steven C. Barre

		Name:	Steven C. Barre
		Title:	Senior Vice President, General Counsel and Secretary